Item 14(c) Exhibit #23

Consent of Independent Accountants


PricewaterhouseCoopers LLP


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (Nos. 2-77248, 33-12605, 33-30575, 33-30815, 33-47133, 33-50201, 33-55345, 33-58193,
33-63887, 33-18329, 33-3036, 333-24337, 333-26049, 333-26151, 333-61975,
333-61979 and 333-61983) and Form S-3 (Nos. 33-40956, 33-44295, 33-49903,
33-53821 and 33-56887) of Corning Incorporated of our report dated January 25, 1999, appearing on page 21 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
1301 Avenue of the Americas
New York, New York  10019

February 23, 1999


                                       91